Exhibit 10.5

Execution Version

EQUITY PURCHASE AGREEMENT

dated as of

December 7, 2023

between

[ ]

and

BIT ORIGIN LTD.

EQUITY PURCHASE AGREEMENT

This Equity Purchase Agreement (this “Agreement”) made as of the 7th day of December, 2023 by and between [ ], a [ ] (the “Seller”), and BIT ORIGIN LTD, an entity formed in the Cayman Islands (the “Buyer”).

WITNESSETH:

WHEREAS, the Seller owns 100% of the membership interests (the “Membership Interests”) of Sonic Auspice DC LLC, a Delaware limited liability company (the “Company”).

WHEREAS, the Buyer wishes to purchase from the Seller, and the Seller wishes to sell to the Buyer, seventy-five percent (75%) of the Membership Interests (the “Interest”), subject to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.              Purchase and Sale of the Interest.

1.1            Sale of the Interest. At the Closing (as hereinafter defined), subject to and upon all other terms and conditions of this Agreement, the Seller shall sell, transfer, convey, assign and deliver to the Buyer, and the Buyer shall purchase from the Seller, free and clear of all liabilities, liens, mortgages, pledges, security interests, encumbrances, easements, reservations, claims and other restrictions of any nature whatsoever (collectively, “Liens”), the Interest for the price specified in Section 1.2.

1.2            Purchase Price. In consideration of the sale by the Seller to the Buyer of the Interest and the Seller’s performance of this Agreement, at the Closing, the Buyer shall pay to the Seller, in immediately available funds, free and clear of and without any withholding, deduction, set-off or counterclaim, seven hundred and fifty dollars (US $750) (the “Purchase Price”) in accordance with the wire transfer instructions provided by the Seller on or prior to the Closing Date (as hereinafter defined).

1.3            The Closing.

(a)            The closing of the sale of the Interest (the “Closing”) shall take place at such time, place, and date as may mutually be agreed upon in writing by the parties (the “Closing Date”). The transfer of the Interest by the Seller to the Buyer shall be deemed to occur as of the close of business on the Closing Date.

(b)            At the Closing, the Company, the Buyer and the Seller enter into the First Amended and Restated Limited Liability Company Agreement of the Company in the form attached hereto as Exhibit A.

2.              Representations of the Seller. The Seller represents and warrants to the Buyer that the statements contained in this Section 2 are true and correct as of the date hereof. For purposes of this Section 2, “Seller’s Knowledge”, “Knowledge of Seller” and any similar phrases shall mean the actual or constructive knowledge of any director or officer of the Seller, after due inquiry.

2.1            Organization and Authority. The Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. The Seller has full power to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

2.2            Authorization. The execution and delivery of this Agreement by the Seller, and the agreements provided for herein, and the consummation by the Seller of all transactions contemplated hereby, have been duly authorized by all requisite limited liability company action. This Agreement and all such other agreements and written obligations entered into and undertaken in connection with the transactions contemplated hereby constitute the valid and legally binding obligations of the Seller (assuming due authorization, execution, and delivery by the Buyer), enforceable against the Seller in accordance with their respective terms. The execution, delivery and performance of this Agreement and the agreements provided for herein, and the consummation by the Seller of the transactions contemplated hereby, will not, with or without the giving of notice or the passage of time or both: (a) violate the provisions of any law, rule or regulation applicable to the Seller; (b) violate the provisions of the Seller’s organizational documents; or (c) violate any judgment, decree, order or award of any court, administrative agency or other any federal, state, foreign or local governmental or regulatory authority or agency (each, a “Governmental Agency”).

2.3            Ownership of Interest. As of the date hereof, the Seller is the sole legal, beneficial, record, and equitable owner of the Interest, free and clear of any Liens. To the Seller’s Knowledge, the Interest was authorized, offered, issued and sold to Seller in compliance with all applicable federal and state securities and other laws. To Seller’s Knowledge, the Interest was not issued in violation of the organizational documents of the Company or any other agreement, arrangement, or commitment to which Seller or the Company is a party and is not subject to or in violation of any preemptive or similar rights of any Person (as hereinafter defined). Other than the organizational documents of the Company, there are no voting trusts, proxies, or other agreements or understandings in effect with respect to the voting or transfer of the Interest. At the Closing, the Seller shall effectively transfer to the Buyer good and marketable title to the Interest free and clear of any Liens. “Person” means any individual, sole proprietorship, partnership, joint venture, limited liability company, trust, estate, unincorporated association, corporation, institution, company or other entity of any kind.

2.4            Litigation. The Seller is not a party to, nor to Seller’s Knowledge threatened with, any litigation, suit, action, investigation, proceeding, or controversy or claim before any Governmental Agency (a) relating to or affecting the Interest; or (b) that challenges or seeks to prevent, enjoin, or otherwise delay the transactions contemplated by this Agreement. To Seller’s Knowledge, no event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such litigation, suit, action, investigation, proceeding, or controversy or claim.

2.5            Disclosure. No representation or warranty by the Seller in this Agreement contains any untrue statement of a material fact or, to the Seller’s Knowledge, omits any material fact necessary in order to make the statements contained herein not misleading. Except for the representations and warranties expressly set forth in this Agreement neither the Seller nor any other Person has made or makes any other express or implied representation or warranty, either written or oral, on behalf of Seller. Without limiting the generality of the foregoing, neither Seller nor any other Person has made or makes any representation or warranty with respect to any projections, estimates or budgets of future revenues, future results of operations, future cash flows or future financial condition (or any component of any of the foregoing) of the Company.

2.6            Independent Investigation. The Seller has conducted an independent investigation, review and analysis of the business, results of operations, prospects, condition (financial or otherwise) or assets of the Company and has received, adequate access to the personnel, properties, assets, premises, books and records and other documents and data of the Company for such purpose. The Seller acknowledges and agrees that in making its decision to enter into this Agreement and to consummate the transactions contemplated hereby, the Seller has relied solely upon its own investigation and the express representations and warranties set forth in this Agreement.

3.              Representations of the Buyer. The Buyer represents and warrants to the Seller that the statements contained in this Section 3 are true and correct as of the date hereof. For purposes of this Section 3, "Buyer’s Knowledge", "Knowledge of Buyer" and any similar phrases shall mean the actual or constructive knowledge of any director or officer of the Buyer, after due inquiry.

3.1            Organization and Authority. The Buyer is a limited liability company duly organized and validly existing under the laws of the Cayman Islands, and has the requisite power and authority to own its properties and to carry on its business as now being conducted. The Buyer has full power to execute and deliver this Agreement to consummate the transactions contemplated hereby.

3.2            Authorization. The execution and delivery of this Agreement by the Buyer, and the agreements provided for herein, and the consummation by the Buyer of all transactions contemplated hereby, have been duly authorized by all requisite limited liability company action. This Agreement and all such other agreements and written obligations entered into and undertaken in connection with the transactions contemplated hereby constitute the valid and legally binding obligations of the Buyer (assuming due authorization, execution, and delivery by the Seller), enforceable against the Buyer in accordance with their respective terms. The execution, delivery and performance of this Agreement and the agreements provided for herein, and the consummation by the Buyer of the transactions contemplated hereby, will not, with or without the giving of notice or the passage of time or both: (a) violate the provisions of any law, rule or regulation applicable to the Buyer; (b) violate the provisions of the Buyer’s organizational documents; or (c) violate any judgment, decree, order or award of any court, arbitrator or Governmental Agency.

3.3            Regulatory Approvals. All consents, approvals, authorizations and other requirements prescribed by any law, rule or regulation that must be obtained or satisfied by the Buyer and that are necessary for the consummation of the transactions contemplated by this Agreement have been obtained and satisfied.

3.4            Investment Purpose. The Buyer is acquiring the Interest solely for its own account for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof. The Buyer acknowledges that the Interest is not registered under the Securities Act of 1933, as amended, or any state securities laws, and that the Interest may not be transferred or sold except pursuant to the registration provisions of the Securities Act of 1933, as amended, or pursuant to an applicable exemption therefrom and subject to state securities laws and regulations, as applicable, and in accordance with the First Amended and Restated Limited Liability Company Agreement, as may be amended from time to time.

3.5            Independent Investigation. The Buyer has conducted an independent investigation, review and analysis of the business, results of operations, prospects, condition (financial or otherwise) or assets of the Company and has received, adequate access to the personnel, properties, assets, premises, books and records and other documents and data of the Company for such purpose. The Buyer acknowledges and agrees that in making its decision to enter into this Agreement and to consummate the transactions contemplated hereby, the Buyer has relied solely upon its own investigation and the express representations and warranties set forth in this Agreement.

3.6            Sufficiency of Funds. The Buyer has sufficient cash on hand or other sources of immediately available funds to enable it to make payment of the Purchase Price and consummate the transactions contemplated by this Agreement.

3.7            Litigation. Neither the Buyer nor any affiliate of the Buyer is a party to, nor to Buyer’s Knowledge threatened with, any litigation, suit, action, investigation, proceeding, or controversy or claim before any court or Governmental Agency that challenges or seeks to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. To the Buyer’s Knowledge, no event has occurred or circumstances exist that may give rise or serve as a basis for any such litigation, suit, action, investigation, proceeding, or controversy or claim.

3.8            Disclosure. No representation or warranty by the Buyer in this Agreement contains any untrue statement of a material fact or, to Buyer’s Knowledge, omits any material fact necessary in order to make the statements contained herein not misleading. Except for the representations and warranties expressly set forth in this Agreement, neither the Buyer nor any other Person has made or makes any other express or implied representation or warranty, either written or oral, on behalf of the Buyer.

4.              Public Statements; Confidentiality; Tax Matters.

4.1            Public Statements. Neither party shall, and each party shall not permit any of its affiliates (including, in the case of the Buyer, the Company and any related entities) or any of its or their respective members, principals, partners, directors, managers or similar officials, officers or employees to, make any press release or public statement regarding this Agreement, any of the matters or transactions contemplated hereby, or the relationship or involvement of the parties or any of their affiliates in connection herewith.

4.2            Confidentiality. Each of the Seller and the Buyer shall, and shall each cause its and its affiliates’ respective members, principals, partners, directors, managers and similar officials, officers and employees to, treat the provisions of this Agreement and the subject matter hereof and transactions contemplated hereby as confidential and not disclose any of the foregoing except as required by applicable law or the policies of a national securities exchange. Any such disclosure shall be in accordance with the applicable Person’s standard policies and procedures, as provided by such Person to the other party, but absent the delivery of such standard policies and procedures such disclosure shall in all respects be consistent with at least a reasonable degree of care, with respect to confidential information. The Buyer shall cause the related entities and their respective members, principals, partners, owners, directors, managers and similar officials, officers and employees to comply with the foregoing in this Section 4.2.

5.              Amendments; Waiver. This Agreement may be amended with, but only with, the written consent of both of the parties hereto. Any provision of this Agreement may be waived if, but only if, such waiver is in writing and signed by the party hereto against whom the waiver is to be effective. No failure or delay by any party hereto in exercising or enforcing any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise or enforcement thereof preclude any other or further exercise or enforcement thereof or the exercise or enforcement of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by applicable law.

6.              Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the addresses set forth on each parties’ Signature Pages (or at such other address for a party as shall be specified in a notice given in accordance with this Section 6):

7.              Miscellaneous.

7.1            Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof, and supersedes any prior agreement or understanding between the parties hereto with respect to the subject matter hereof.

7.2            Governing Law. This Agreement shall be construed in accordance with and governed by the internal laws of the State of Delaware, without regard to any provision of law that would require the application of the laws of any other jurisdiction.

7.3            Binding Effect. Except as otherwise provided herein, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives, heirs, successors and permitted assigns.

7.4            Counterparts. This Agreement may be executed either directly or by an attorney-in-fact, in any number of counterparts of the signature pages, each of which may be distributed electronically and shall be considered an original and all of which together shall constitute one instrument.

7.5            Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

7.6            Interpretation. The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The headings and captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Sections are to Sections of this Agreement unless otherwise specified. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import. “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form.

7.7            Gender and Number. Whenever required by the context hereof, all pronouns and any variations thereof shall be deemed to refer to the masculine, feminine and neuter, singular and plural.

7.8            No Third Party Beneficiaries. Nothing in this Agreement is intended to or shall create any legal or equitable rights, benefit or remedy of any nature whatsoever under or by reason of this Agreement for any Person other than a Person that is or becomes a signatory hereto.

7.9            No Assignment. Neither party hereto may assign, convey or otherwise transfer this Agreement or any of its rights, duties or obligations hereunder to any other Person without the prior written approval of the other party hereto. Any purported assignment, conveyance or transfer without such approval shall be null and void ab initio.

7.10          Consent; Approval. Except as otherwise set forth in this Agreement, in the event that any consent, approval, agreement or other authorization of any Person is required hereunder, such consent, approval, agreement or other authorization shall be given or withheld in the sole discretion of such Person, and shall only be effective if expressed in a writing signed by a duly authorized representative of such Person. In no event shall any such consent, approval, agreement or other authorization be implied or deemed given in the absence of such a writing.

7.11          Brokers. Each party hereto represents and warrants that it has not engaged any broker or finder or incurred any liability for brokerage fees, commissions or finder’s fees in connection with the transactions contemplated by this Agreement. Each party hereto shall indemnify and hold harmless the other party hereto against any claims or liabilities asserted against such other party by any Person acting or claiming to act as a broker or finder on behalf of such indemnifying party.

7.12          Expenses. Except as otherwise expressly provided herein, the Buyer and the Seller shall each pay its own expenses in connection with this Agreement and the transactions contemplated hereby.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of and on the date first above written.

BIT ORIGIN LTD. 27F, Samsung Hub 3 Church Street, Singapore Telephone: (347) 556-4747 Attention: Chief Executive Officer Email: ir@bitorigin.io

By:
Name:
Title:

[ ]
[ ]
Attention: [ ]
E-Mail: [ ]

By:
Name:
Title:

[SIGNATURE PAGE TO EQUITY PURCHASE AGREEMENT]

EXHIBIT A

FIRST AMENDED AND RESTATED LIMITED LIABILITY AGREEMENT

vi